Exhibit 10.1

MEDINA INTERNATIONAL CORP. 1305-1090 West Georgia Street Vancouver, British Columbia Canada V6E 3V7

February 1, 2006

TO: Dr. Ehud Keinan, of 8 Moran Street, Timrat 10505, Israel

Dear Sir:

RE: Method of Detecting Peroxide Based Explosives

This letter sets out the agreement (“Agreement”) reached among Medina International Corp. as purchaser (“Medina”) and Ehud Keinan (“Keinan”) as vendor (the "Vendor") regarding the transfer and sale by the Vendor of U.S. patent #6,767,717 and other related state patents and patent applications, including all of the related know-how and technology (collectively, the "Patent") to Medina, upon the terms and conditions set forth herein.

Acquisition

1.	The Vendor hereby agrees to sell, assign and transfer to Medina the know-how and all right, title and interest in and to the Patent (the "Intellectual Property") on the terms and subject to the conditions set out in this Agreement (the “Sale Transaction”).

2.	The Patent describes an invention that provides a method of detection of peroxide based explosives. Vendor agrees to execute and deliver to Medina, at the Closing, such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as Medina may reasonably request as necessary or appropriate to vest in Medina all right, title and interest in, to and under the Intellectual Property.

3.	The Vendor will provide upon closing of the Sale Transaction a Patent Assignment transferring the Patent to Medina or its subsidiary for filing with the US Patent office. The Patent Assignment will be held in escrow by attorneys for the Vendor and delivered to Medina only if the conditions set out in Clause 7 are fulfilled.

Consideration

4.	In consideration for the sale and transfer of the Intellectual Property to Medina, Medina agrees to pay to the Vendor US$120,000. Medina shall pay to the Vendor this amount by a bank transfer to the Vendor’s accounts or by a certified check, or by such other form of payment as is mutually agreed by Medina and the Vendor. Vendor shall be responsible for the payment of his own taxes in connection with the sale of the Intellectual Property hereunder.

Closing and Definitive Agreements

5.	Closing of the transactions contemplated herein (the "Closing") will occur on or before February 28, 2006 or on such other date as the parties may agree, to be held at the City of Vancouver,

Canada, at such place and time as the parties may agree.

6.	The parties agree to instruct their attorneys to co-operate and complete comprehensive and definitive agreements for the Sale Transaction. The definitive agreements will contain terms and representations customary for agreements governing the purchase and sale of intellectual property, as prepared by commercial legal counsel of good reputation. In the event that any matter cannot be resolved or agreed, the terms of this Agreement will govern respecting that matter. If no definitive agreements are executed by the parties hereto, this Agreement will remain in full force and effect.

7.	After Closing the parties will retain a firm of chartered accountants to be the auditors of the new business to be developed based on the Intellectual Property, but will not retain PricewaterhouseCoopers in Israel.

Closing Conditions

8.	This Agreement and the Closing hereof is subject to all representations and warranties contained herein and to be contained in the definitive agreements described in Section 8 hereof being true and correct at the date of Closing..

In addition, in the event that the Company shall not raise within 6 months after the date of Closing at least US$1,000,000 (in equity, loans (whether or not convertible) or other credit arrangement), inclusive of the $120,000 paid for the patent, in order to finance the development and marketing of products based on the Patent, this Agreement shall terminate, the Company shall transfer back to the Vendor all the rights to the Patent and Intellectual Property free and clear of any claims, pledges or other third party rights, but the payment set forth in Section 3 shall be forfeited and non-refundable.

Representations of Medina

9.	Medina represents and warrants to the Vendor that:

	(a)	Medina is duly incorporated under the laws of the state of Nevada;

	(b)	This Agreement constitutes the valid and binding obligation of Medina, enforceable against it in accordance with its terms.

	(c)	The execution and performance by Medina of this Agreement do not conflict with, or result in a breach or violation of, any agreement, judgment, order, laws or regulations applying to Medina, and do not require the consent or approval of any person, which consent or approval has not been obtained prior to the date hereof.

Representations and Covenants of the Vendor

10.	The Vendor represents and warrants to Medina that:

	(a)	He has the full power and authority to transfer or cause to be transferred the Intellectual Property to Medina free and clear of any charges, encumbrances, liens or claims.

	(b)	He has all property rights and interest in the Intellectual Property, and, to the best knowledge of Vendor, the Intellectual Property does not infringe upon the intellectual property rights of any other party.

	(c)	He is not aware of any other devices or intellectual property which performs the same function as the invention described in the Patent.

	(d)	No party has been granted any rights of any kind over the Intellectual Property, except the Vendor pursuant to a Patent Rights Purchase Agreement with Dr. Harel Itzhaky dated November 23, 2005. and

	(e)	This Agreement constitutes the valid and binding obligation of Vendor, enforceable against them in accordance with its terms.

11.	The Vendor hereby covenants to Medina that, until Closing:

	(f)	the Vendor shall not take any action which would result in any material adverse change to the Intellectual Property or to sell, transfer or dispose of any of the Intellectual Property;

	(g)	the Vendor acknowledges that Medina will be required to provide substantial disclosure about the Intellectual Property to the SEC and he agree to fully co-operate to provide in a timely manner such information and disclosure about the Intellectual Property, its inventors as Medina’s legal counsel and auditors may request.

Binding Agreement

12.	Upon acceptance of the terms of this Agreement by all of the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

Termination

13.	In the event Closing has not occurred by February 28, 2006, any party may elect to terminate this Agreement and all obligations of the parties hereunder shall cease. No party may elect to terminate if it has not complied with its obligations hereunder and the other party does not agree to terminate.

Confidentiality

14.	The Vendor acknowledges that Medina is a public company and has an obligation to disclose all material information about its affairs. The Vendor agrees that he will not trade in the securities of Medina while in possession of, nor will he inform others of (except on a need to know basis), any non-disclosed material information about Medina.

General

15.	All Medina’s legal costs in connection with the preparation of this Agreement and the completion of the transactions contemplated herein shall be for the account of Medina, whether or not the transactions contemplated hereby are completed. The Vendor will pay their own legal costs of review of this Agreement and any definitive agreements prepared by Medina’s legal counsel.

16.	This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia.

17.	This Agreement may be executed in counterparts with the same effect as if each of the parties hereto had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

18.	This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

19.	All dollar references are United States dollars. Each party will bear any and all taxes imposed on it and applicable to this transaction.

20.	This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all other prior agreements, understandings, negotiations and discussions.

If the foregoing correctly sets out the terms of our agreement, please execute this letter in the space provided.

MEDINA INTERNATIONAL CORP. Per: /s/ Nick DeMare Authorized Signatory

AGREED TO AND ACCEPTED THIS 1st DAY OF February, 2006.

	)	/s/ Ehud Keinan
Name	)	EHUD KEINAN
)
)
Address	)
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/s/ Gadi Aner	)
Witness Signature	)